                                                                    EXHIBIT 10.2


                              SECOND SUPPLEMENT TO
                              AMENDED AND RESTATED
                    AMENDMENT NO. 4 TO AND WAIVER NO. 1 UNDER
                      AMENDED AND RESTATED CREDIT AGREEMENT

         SECOND SUPPLEMENT dated as of May 15, 2001 (this "SUPPLEMENT") to Amended and Restated Amendment No. 4 to and Waiver No. 1 dated as of March 21, 2001, as supplemented by the First Supplement thereto (the "FIRST SUPPLEMENT") dated as of April 20, 2001 (taken together, the "EXISTING WAIVER") under the Amended and Restated Credit Agreement dated as of December 11, 1998 (as heretofore amended or modified, the "CREDIT AGREEMENT") among POLAROID CORPORATION (the "COMPANY"), the LENDERS party thereto (the "LENDERS"), FLEET NATIONAL BANK (formerly known as BANKBOSTON, N.A.), as Co-Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") and Collateral Agent.

                              W I T N E S S E T H :

         WHEREAS, the Company and the Lenders entered into the Existing Waiver, pursuant to which the Lenders granted certain interim waivers to the Company on terms and conditions set forth therein;

         WHEREAS, the Company and the Lenders desire to extend the duration of those waivers and make certain other changes to the Credit Agreement; and

         WHEREAS, except as otherwise expressly modified hereby, the terms of the Existing Waiver (including those of the First Supplement) are and will remain in full force and effect, and the Company expressly acknowledges and confirms the continued applicability of Section 3(c) of the Existing Waiver;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS; REFERENCES. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement and is not defined in the Existing Waiver shall have the meaning assigned to such term in the Credit Agreement. Unless otherwise specifically defined herein, each term used herein which is defined in the Existing Waiver shall have the meaning assigned to such term in the Existing Waiver. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Supplement becomes effective, refer to the Credit Agreement as modified hereby for the period the Waiver remains in effect. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference to "this Waiver" and each other similar reference in the Waiver shall, after this Supplement becomes effective, refer to the Existing Waiver as modified hereby for the period the Waiver remains in effect.

          (b) As used herein, the following additional terms have the following meanings:

         "ACQUISITION" means (i) any Investment by the Company or a Subsidiary in a Person whereby such Person becomes a Subsidiary of the Company or whereby such Person is merged with and into the Company or a Subsidiary or (ii) an acquisition by the Company or a Subsidiary of the property and assets of any Person that constitutes substantially all of the assets of such Person or any division, line of business or other business unit of such Person.

         "CASH FORECAST" means (i) prior to the closing of the Sale, the "Domestic Receipts and Disbursements Forecast" that does not give effect to the proceeds of the Sale and (ii) on the date of and subsequent to the closing of the Sale, the "Domestic Receipts and Disbursements Forecast" that gives effect to such proceeds. The "Domestic Receipts and Disbursements Forecast" referred to in clause (i) above is attached to the Company's letter to the Administrative Agent dated May 15, 2001 and the "Domestic Receipts and Disbursements Forecast" referred to in clause (ii) above will be attached to a letter from the Company to the Administrative Agent to be delivered concurrently with the closing of the Sale. Each "Domestic Receipts and Disbursements Forecast" covers the period from the week ending May 4, 2001 through the week ending July 27, 2001, and shows forecast cash receipts and disbursements of the Company and its Domestic Subsidiaries (other than in respect of the principal amount of any Loans, but including proceeds of asset dispositions (except, in the case of clause (i) above, the Sale)) weekly, the net difference (whether positive or negative, referred to herein as "cash flow") and forecast cumulative net cash flow from the beginning of such period through each succeeding week.

         "OPERATING PLAN" means the Company's operating plan for the Fiscal Year 2001 as presented in writing to the Lenders at the Lenders' meeting with the Company on April 30, 2001.

         "WEEKLY REPORT" means a weekly report and forecast (in a form and level of detail consistent with the Cash Forecast) (a) setting forth the actual cash receipts and disbursements (other than in respect of the principal amount of any Loans, but including proceeds of asset dispositions), cash flow and cumulative net cash flow for the Company and its Domestic Subsidiaries for the week ending on the most recent Friday (a "WEEKLY Period"), as well as in comparative form the corresponding forecast amounts for such Weekly Period from the Cash Forecast, and if the actual cumulative net cash flow for such Weekly Period varies adversely by more than $5 million from the cumulative forecast net cash flow for such Weekly Period set forth in the Cash Forecast, a reconciliation to the forecast for that Weekly Period included in the Cash Forecast and an explanation in reasonable detail of the causes of any variances, and (b) as to future Weekly Periods for which there are only forecasts rather than actual results, updated through Friday of the most recently ended Weekly Period and extended by an additional week, and if the revised forecast of cumulative net cash flow for any Weekly Period varies adversely by more than $5 million from the amount set forth in the immediately preceding Weekly Report for such Weekly Period, containing a reconciliation to such prior forecast and an explanation in reasonable detail of the causes for such change.

         SECTION 2. EXTENSION AND OTHER CHANGES TO TERMS OF THE EXISTING WAIVER. The terms of the Existing Waiver are amended as follows.

          (a) The definition of "Closing Net Cash Proceeds" set forth in the First Supplement is modified to permit an additional deduction from the gross cash purchase price of up to $1,000,000 on account of collateral to be provided to the issuer of the letter of credit referred to in Davis Polk & Wardwell's memorandum to the Lenders dated May 11, 2001 (the "DPW MEMORANDUM").

          (b) The definition of "Purchase Offer" set forth in the First Supplement is modified to reflect the information in the DPW Memorandum.

          (c) The definition of "Waiver Availability Limit" set forth in the First Supplement is amended by changing the reference to "$313,000,000" in clause (b) to "$316,000,000" and the reference to "$294,000,000" in clause (c) to "$297,000,000" and providing that the return of any portion of the funds securing the Company's obligations under the letter of credit referred to in the DPW Memorandum shall be treated the same way as a return of a portion of any security deposit under the Reservoir Site Lease would be treated. Any references elsewhere in this Supplement or in the Waiver that refer to further reductions in amount levels in this definition shall mean reductions from the amount levels as amended by this subsection (c).

          (d) Section 4(a) of the First Supplement is amended by changing the reference to "$313,000,000" to "$316,000,000."

          (e) The references to "May 15, 2001" in Section 3(b) and Section 4 of the Existing Waiver are replaced by a reference to "July 12, 2001."

          (f) The reference in Section 3(a) of the Existing Waiver to "the first and second Fiscal Quarters of Fiscal Year 2001" is amended to read "the first, second and third Fiscal Quarters of Fiscal Year 2001."

          (g) Section 10 of the Existing Waiver is amended and restated in its entirety to read as follows:

                           Section 10. INTEREST; FEES. The Company agrees that
                  (i) during the Waiver Period and (ii) if immediately after the Waiver Period ends any Events of Default have occurred and are continuing, during any period that any such Event of Default continues to exist, the Commitment Fee Rate, Facility Fee Rate, Euro-Dollar Margin and Base Rate Margin shall be as set forth in the table below, regardless of the Company's Long-Term Debt Ratings.

                           Commitment Fee Rate       0.025%
                           Facility Fee Rate         0.725%
                           Euro-Dollar Margin        3.525%
                           Base Rate Margin          2.525%

         The increases in the Euro-Dollar Margin and the Base Rate Margin from those provided in the Existing Waiver made hereby shall take effect on and as of the Second Supplement Effective Date (as defined in Section 14), including for Loans outstanding on such date, but accrued interest for any day before such date shall be based upon the rates provided in the Existing Waiver.

         SECTION 3. COLLATERAL MATTERS. (a) The Company represents and warrants that Schedule 1 identifies as of the date hereof each deposit account maintained by the Company or any of its Domestic Subsidiaries. The Company agrees to enter into promptly, and to cause each other applicable Lien Grantor to enter into promptly, a supplement to the Amended and Restated Security Agreement pursuant to which each applicable Lien Grantor grants a lien on and security interest in each of its deposit accounts marked with an asterisk on Schedule 1 (a "PLEDGED ACCOUNT"). The Company will use its reasonable best efforts:

                  (i) to cause each financial institution at which any Pledged Account is maintained to enter into an account control agreement in a form reasonably satisfactory to the Collateral Agent; and

                 (ii) to deliver all such other documents and information requested by the Collateral Agent in its reasonable discretion as would be necessary or useful in connection with the taking of a lien and security interest in such Pledged Account.

         The Company agrees that it will not, and will not permit any Domestic Subsidiary to, open or maintain any deposit account other than a deposit account listed on Schedule 1 unless (a) it gives at least 10 Business Days' prior notice to the Administrative Agent and (b) if requested by the Required Lenders, undertakes and carries out with respect to such account the same actions as are required hereby for Pledged Accounts. The Company shall maintain and operate its cash management system consistent with its historical cash management practices, including the nature and amount of funds deposited in each account.

          (b) Inner City, Inc. may donate all or substantially all of its assets to a not-for-profit entity as described in the Company's letter to the Administrative Agent dated May 15, 2001 without any requirement to comply with
Section 5.15 or 2.17 of the Credit Agreement. The Security Interests in such assets under the Security Agreement shall terminate automatically upon any such disposition, and the Collateral Agent is authorized and directed to execute and deliver such releases and similar instruments as such Lien Grantor or the Company may reasonably request to evidence the release of such assets from the lien of the Security Interests. No reduction in the amount of the Commitments pursuant to Section 2.17 or reduction in the amount levels set forth in the definition of Waiver Availability Limit shall be required on account of any such disposition or release of Collateral.

          (c) The Company or any other Lien Grantor may from time to time sell, transfer or otherwise dispose of any assets that constitute "Additional Collateral" as defined in the Security Agreement, other than any real estate, without any requirement to comply with Section 5.15 or 2.17 of the Credit Agreement, PROVIDED that (i) the gross cash proceeds of any such disposition must be at least equal to the fair market value of the assets being disposed of and (ii) the aggregate fair market value of the assets that may be sold, transferred or otherwise disposed of pursuant to this subsection (c) may not exceed $15 million. Concurrently with making any such disposition, the Company shall deliver to the Administrative Agent a certificate of its chief financial officer or treasurer describing in reasonable detail the terms of such disposition and the assets being disposed of and stating the fair market value of such assets and the Net Cash Proceeds of such disposition. The Security Interests in such assets under the Security Agreement shall terminate automatically upon any such disposition, and the Collateral Agent is authorized and directed to execute such releases and similar instruments as such Lien Grantor or the Company may reasonably request to evidence the release of such assets from the lien of the Security Interests. Concurrently with the consummation of any such disposition, (i) the amount levels in the definition of Waiver Availability Limit shall automatically be decreased by an amount equal to, in the case of clauses (a) and (b), 50% and, in the case of clause (c), 100% of the related Net Cash Proceeds (rounded upwards to the nearest multiple of $100,000) (PROVIDED that if the Sale occurs on or after August 2, 2001, the clause (b) reduction shall instead be 100%) and (ii) such definition shall be automatically deemed amended to include a new amount level effecting a further incremental availability reduction as of August 1, 2001, in addition to the amount levels already in effect, in an amount equal to the remaining 50% of such related Net Cash Proceeds (or, in the case of the second and any subsequent disposition, the amount levels shall automatically be decreased by that amount). The Net Cash Proceeds of any such disposition shall be concurrently applied to make any prepayment of Loans required by Section 4(d) of the Waiver or Section 3(b) of the First Supplement (as such requirements apply after giving effect to the receipt of such Net Cash Proceeds).

         SECTION 4. ADDITIONAL REPORTING. The Company agrees that it will deliver the following information to the Administrative Agent and each Lender (with a copy to Policano & Manzo and Davis Polk & Wardwell).

          (a) By facsimile or e-mail, no later than 5:00 P.M. (Eastern time) on the second Domestic Business Day of each week, a Weekly Report.

          (b) By facsimile or e-mail, no later than 15 Domestic Business Days after the end of each fiscal month, consolidated statements of earnings and cash flow for such period and for the Fiscal Year to date and consolidated balance sheets as at the end of such fiscal month, together with a summary management discussion of activities during such fiscal month and in each case compared in reasonable detail to the projections contained in the Operating Plan and the most recent Weekly Report and accompanied by an explanation of any significant variances and also setting forth the cumulative amount of Consolidated Capital Expenditures for the period from January 1, 2001 through the end of such fiscal month.

          (c) Promptly after senior management of the Company changes in any significant way, or becomes aware of developments or other circumstances that warrant changing in any significant way (and such changes would trigger a disclosure requirement under applicable securities laws), the Company's business plan, budget or financial projections for Fiscal Year 2001 from the Operating Plan (as most recently supplemented pursuant to this provision), the Company will prepare and deliver to the Administrative Agent and each Lender a supplement to the Operating Plan, describing in reasonable detail such changes and the reasons underlying them and modifying the information in the Operating Plan to reflect such changes.

          (d) Promptly after senior management of the Company becomes aware of any significant developments in the Company's business and affairs (and such developments trigger or will trigger a disclosure requirement under applicable securities laws), the Company will prepare and deliver to the Administrative Agent and each Lender a notice describing such developments in reasonable detail (PROVIDED that, upon being informed of any such developments by the Company, the Administrative Agent may, in its sole discretion, substitute the requirement for such a notice by a lender meeting or conference call of the type described in
Section 5).

          (e) The Company will prepare and deliver to the Administrative Agent and each Lender a summary of any appraisal of its assets prepared or received by it in connection with the proposed asset-based financings previously described to the Lenders, in each case promptly after the Company receives a copy of such appraisal that is in substantially final form, and will maintain copies of all such appraisals at its corporate headquarters for inspection by the Administrative Agent and the Lenders during normal business hours.

         SECTION 5. LENDER MEETINGS AND CONFERENCE CALLS. (a) The Company agrees that if reasonably requested by the Administrative Agent, it will have a meeting to which all Lenders are invited, on a date and in a location to be mutually agreed with the Administrative Agent, at which its senior management will make a detailed presentation of its recent results of operations and current financial condition and the current status of its business and affairs, with a particular focus on (i) its liquidity, (ii) the status of the proposed asset-based refinancing previously described to the Lenders and alternative strategic actions being considered by the Company and (iii) a current analysis of the Operating Plan.

          (b) The Company agrees that at least once a month during the balance of the Waiver Period, and more frequently if reasonably requested by the Administrative Agent, senior management will participate in a conference call with all of the Lenders, on a day and at a time to be mutually agreed with the Administrative Agent, during which it will provide an update on the matters described in clauses (i), (ii) and (iii) of Section 5(a). The Company further agrees that in addition to any such conference calls that are required, promptly after it receives a substantially final version of the McKinsey report described at the Lenders' meeting with the Company on April 30, 2001, it will initiate a conference call with all of the Lenders, on a day and at a time to be mutually agreed with the Administrative Agent, during which senior management will describe the major areas addressed by such report , the major conclusions that they have taken from such report and what actions, if any, the Company proposes to take on account thereof.

         SECTION 6. CUMULATIVE CASH FLOW AND CAPITAL EXPENDITURE COVENANTS. (a) The cumulative net cash flow for any Weekly Period, as reported in the Weekly Report, will not be less than the cumulative net cash flow projected for such Weekly Period in the Cash Forecast by more than $5 million.

          (b) Consolidated Capital Expenditures will not, for each period beginning on January 1, 2001 and ending on the last day of a fiscal month specified below, exceed the amount specified for such fiscal month below:

                         FISCAL MONTH                            AMOUNT

                         April, 2001                          $24,000,000

                          May, 2001                           $32,000,000

                          June, 2001                          $41,000,000

         SECTION 7. OTHER CHANGES TO THE TERMS OF THE CREDIT AGREEMENT. (a)
Section 2.16(a) of the Credit Agreement shall no longer be applicable.

          (b) The Company may not designate any obligations with respect to letters of credit or Hedging Agreements pursuant to Section 2.16(c) of the Credit Agreement unless the issuer of such letter of credit or counterparty to such Hedging Agreement is a Lender or an affiliate of a Lender.

          (c) The Company will not, and will not permit any Subsidiary to, (i) make any optional prepayment, retirement or redemption of, or other purchase, payment or defeasance in respect of, any Debt other than the Loans, except regularly scheduled payments of interest and mandatory repayments of principal or (ii) enter into or agree to any amendment to the terms of any other Debt that would (w) increase the rate of interest or fees payable in respect thereof, (x) cause the principal thereof to be repayable, defeased, redeemed or otherwise retired earlier or on stricter terms or, in the case of any revolving facility, the commitments or availability thereunder to be reduced, (y) require any additional collateral to be pledged (except additional collateral not in excess of $10 million in the aggregate in connection with the renewal of (1) performance letters of credit required in the ID Business (as defined in the Security Agreement) and (2) surety bonds required in connection with workers' compensation coverage) or (z) add additional events of default. Notwithstanding the preceding sentence, the Company may (i) borrow, repay and reborrow amounts under the UK Credit Agreement (as defined in Section 14(a)(iv) of this Supplement) in the ordinary course of business consistent with past practice and
(ii) enter into amendments or waivers of the UK Credit Agreement that, taken as a whole, are neither more favorable to the lenders thereunder nor more restrictive or burdensome to the Company than amendments or waivers previously or concurrently made to the Credit Agreement.

          (d) Neither the Company nor any Subsidiary will declare or make any Restricted Payments other than any Restricted Payment paid solely in shares of the Company's common stock.

          (e) The Company will not, and will not permit any Subsidiary to, make any Acquisitions.

          (f) Investments in any Subsidiary pursuant to Section 5.13(a) of the Credit Agreement, other than in the ordinary course of business consistent with past practice, will be limited to Investments in Subsidiary Guarantors.

          (g) Neither the Company nor any Subsidiary may make any further Investments pursuant to Section 5.13(d) of the Credit Agreement.

          (h) The provisions of Section 5.14 of the Credit Agreement, dealing with Sale-Leaseback Transactions, are modified as follows:

                  (i) the Sale (of the Reservoir Site Property) and the related Reservoir Site Lease shall not be subject to Section 5.14;

                 (ii) no reduction in the Commitments shall be required pursuant to Section 2.17 of the Credit Agreement on account of any Sale-Leaseback Transaction, and instead concurrently with the transfer of the related assets each of the amount levels in the definition of Waiver Availability Limit shall automatically be decreased by an amount equal to the Net Cash Proceeds received by the Company or any Subsidiary for such transfer (the amount of such Net Cash Proceeds to be certified to the Administrative Agent by the chief financial officer or treasurer of the Company); and

                (iii) such Net Cash Proceeds shall be concurrently applied to make any repayment of Loans required by Section 4(d) of the Waiver or
         Section 3(b) of the First Supplement (as such requirements apply after giving effect to the receipt of such Net Cash Proceeds).

          (i) Sections 5.16 and 5.17 of the Credit Agreement are modified as follows. The period within which any Person that becomes a Material Domestic Subsidiary must execute a Subsidiary Guaranty Agreement shall be ten Domestic Business Days. Concurrently with executing a Subsidiary Guaranty Agreement, such Person shall also become a Lien Grantor by executing and delivering a supplement to the Security Agreement (as amended and restated in connection with the Waiver) granting a Lien on substantially all of its personal property on the same basis as the Lien Grantors currently party thereto grant Liens pursuant thereto, and subject to the same exceptions as provided therein.

         SECTION 8. FINANCING DOCUMENT. The Company agrees that this Supplement shall be considered a "Financing Document" for all purposes of the Credit Agreement, including without limitation clause (e) of Section 6.01.

         SECTION 9. RELEASE OF BANK LIABILITY. The Company, for itself and on behalf of its affiliated entities, successors, assigns and legal representatives (the "COMPANY PARTIES"), jointly and severally releases, acquits and forever discharges the Administrative Agent, the Collateral Agent, the Co-Agent and each Lender (collectively, the "BANK PARTIES"), and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively, the "BANKS' AFFILIATES") from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in contract, tort, law or equity which the Company or any other Company Party has or may have against any of the Bank Parties and/or the Banks' Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof, including but not limited to any claim or defense that relates to, in whole or in part, directly or indirectly, (i) the making or administration of the Loans, including without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called "lender liability theories", (ii) any covenants, agreements, duties or obligations set forth in the Financing Documents, (iii) any actions or omissions of any of the Bank Parties and/or the Banks' Affiliates in connections with the initiation or continuing exercise of any right or remedy contained in the Financing Documents or at law or in equity, (iv) lost profits, (v) loss of business opportunity, (vi) increased financing costs, (vii) increased legal or other administrative fees, or (viii) damages to business reputation.

         SECTION 10. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants that (i) the representations and warranties of the Company set forth in
Article 4 of the Credit Agreement will be true on and as of the Second Supplement Effective Date (as defined in Section 14) and (ii) no Default will have occurred and be continuing on such date, except in any case as expressly contemplated to be waived by this Supplement and the Waiver. Without limiting the generality of the foregoing, the Company further represents and warrants that all information (other than projections) heretofore furnished by the Company to the Administrative Agent or any Lender for purposes of or in connection with this Supplement does not, and all such information hereafter furnished by the Company to the Administrative Agent or any Lender will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not misleading, and all projections included in any such information will be based upon good faith estimates and assumptions believed by the Company's senior management to be reasonable at the time delivered, and at the time delivered represent senior management's reasonable best estimate of the future performance of the operations of the Company and its Subsidiaries.

         SECTION 11. CONSENT BY GUARANTORS. By its signature below, each Guarantor (as defined in the Subsidiary Guaranty Agreement) hereby consents to this Supplement, and acknowledges that this Supplement shall not alter, release, discharge or otherwise affect any of its obligations under the Credit Agreement or any Financing Document, and hereby ratifies and confirms all of the Financing Documents to which it is a party.

         SECTION 12. GOVERNING LAW. This Supplement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 13. COUNTERPARTS. This Supplement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 14. EFFECTIVENESS. (a) This Supplement shall become effective as of the date hereof on the date (the "SECOND SUPPLEMENT EFFECTIVE DATE") when the Administrative Agent shall have received:

                  (i) from each of the Company, each Guarantor and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

                 (ii) confirmation that the Company has paid all statements of Davis Polk & Wardwell, special counsel for the Administrative Agent, and Policano and Manzo, financial advisors, that have been rendered to the Company at least one Domestic Business Day prior to the Second Supplement Effective Date in respect of this Supplement or other Credit Agreement matters; and

                (iii) evidence satisfactory to it that the lenders under the Loan Agreement dated as of August 3, 1999 between Polaroid (U.K.) Limited, as borrower, the Company, as guarantor, Deutsche Bank A.G. Amsterdam, as agent, Deutsche Bank Securities Inc. and ABN Amro Bank N.V., as co-arrangers and ABN Amro Bank N.V., as documentation agent (the "UK CREDIT AGREEMENT") shall have waived any defaults under the UK Credit Agreement until a date no earlier than July 12, 2001, pursuant to a waiver containing terms that, taken as a whole, are neither more favorable to those lenders nor more restrictive or burdensome to the Company than the terms hereof;

PROVIDED that if each of the foregoing conditions is satisfied, the effectiveness of this Supplement shall nonetheless automatically be rescinded unless on the date that is the Second Supplement Effective Date the Administrative Agent shall also have received from the Company definitive duly executed mortgages and other documentation with respect to the Owned Properties as contemplated by Section 6(a) of the First Supplement

          (b) No later than the first Domestic Business Day after the Second Supplement Effective Date, the Company shall pay the Administrative Agent, in immediately available funds (i) for the account of each Lender that has evidenced its agreement hereto as provided in Section 14(a) by 5:00 P.M. (New York City time) on the later of (x) May 14, 2001 and (y) the date the Administrative Agent issues a notice to the Lenders saying this Supplement has become effective, a waiver fee in an amount equal to 0.25% of such Lender's Commitment (as of the opening of business on the date hereof) and (ii) solely for its own account, an arrangement fee in connection with this Supplement in the amount separately agreed between the Company and the Administrative Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.


                              POLAROID CORPORATION


                                            By:   /S/ CARL L. LUEDERS
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                            INNER CITY, INC.


                                            By:   /S/ CARL L. LUEDERS
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                            POLAROID ASIA PACIFIC LIMITED


                                            By:   /S/ CARL L. LUEDERS
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                            POLAROID LATIN AMERICA
                                            CORPORATION


                                            By:   /S/ CARL L. LUEDERS
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                            POLAROID DIGITAL SOLUTIONS, INC.


                                            By:   /S/ CARL L. LUEDERS
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                            POLAROID EYEWEAR, INC.


                                            By:   /S/ CARL L. LUEDERS
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                            POLAROID ID SYSTEMS, INC.


                                            By:   /S/ CARL L. LUEDERS
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                            POLAROID MALAYSIA LIMITED


                                            By:   /S/ CARL L. LUEDERS
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                            PRD CAPITAL INC.


                                            By:   /S/ CARL L. LUEDERS
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                            MORGAN GUARANTY TRUST COMPANY OF
                                            NEW YORK


                                            By:   /S/ KIMBERLEY L. TURNER
                                                  ------------------------------
                                                  Name:    Kimberley L. Turner
                                                  Title:   Vice President


                                            ABN AMRO BANK N.V.


                                            By:   /S/ STEVEN C. WIMPENNY
                                                  ------------------------------
                                                  Name:    Steven C. Wimpenny
                                                  Title:   Group Senior Vice
                                                           President


                                            By:   /S/ WILLIAM J. TERESKY, JR.
                                                  ------------------------------
                                                  Name:  William J. Teresky, Jr.
                                                  Title: Group Vice President


                                            TRANSAMERICA BUSINESS CREDIT
                                            CORPORATION


                                            By:   /S/ STEPHEN K. GOETSCHLUS
                                                  ------------------------------
                                                  Name:    Stephen K. Goetschlus
                                                  Title:   Senior Vice
                                                           President


                                            FOOTHILL CAPITAL (L.A.)


                                            By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                            DEUTSCHE BANK AG, NEW YORK AND/OR
                                            CAYMAN ISLANDS BRANCHES


                                            By:   /S/ DAVID MAYHEW
                                                  ------------------------------
                                                  Name:    David Mayhew
                                                  Title:   Vice President


                                            By:   /S/ KEITH C. BRAUN
                                                  ------------------------------
                                                  Name:    Keith C. Braun
                                                  Title:   Vice President


                                            BANK ONE, NA


                                            By:   /S/ PHILLIP D. MARTIN
                                                  ------------------------------
                                                  Name:    Phillip D. Martin
                                                  Title:   Senior Vice President


                                            SENIOR DEBT PORTFOLIO

                                            By:   Boston Management and
                                                  Research, as investment
                                                  advisor


                                            By:   /S/ SCOTT H. PAGE
                                                  ------------------------------
                                                  Name:    Scott H. Page
                                                  Title:   Vice President


                                            THE SUMITOMO BANK, LIMITED,
                                            NEW YORK BRANCH


                                            By:   /S/ LEO PAGARIGAN
                                                  ------------------------------
                                                  Name:    Leo Pagarigan
                                                  Title:   Vice President

                                            WACHOVIA BANK, N.A.


                                            By:   /S/ JILL E. SYNDER
                                                  ------------------------------
                                                  Name:    Jill E. Synder
                                                  Title:   Vice President


                                            FLEET NATIONAL BANK


                                            By:   /S/ ROBERT J. BRANDOW
                                                  ------------------------------
                                                  Name:    Robert J. Brandow
                                                  Title:   Senior Vice President


                                            MELLON BANK, N.A.


                                            By:   /S/ WALTER J. LEHS
                                                  ------------------------------
                                                  Name:    Walter J. Lehs
                                                  Title:   Vice President


                                            TEXTRON FINANCIAL CORPORATION


                                            By:   /S/ MATTHEW J. COLGAN
                                                  ------------------------------
                                                  Name:    Matthew J. Colgan
                                                  Title: Director


                                            PNC BANK, NATIONAL ASSOCIATION


                                            By:   /S/ DONALD V. DAVIS
                                                  ------------------------------
                                                  Name:    Donald V. Davis
                                                  Title:   Vice President

                                            FOOTHILL INCOME TRUST, L.P.


                                            By:   /S/ RICHARD BOHANNAN
                                                  ------------------------------
                                                  Name:    Richard Bohannan
                                                  Title:   Managing Member


                                            ERSTE BANK NEW YORK


                                            By:   /S/ ARCINEE HOVANESSIAN
                                                  ------------------------------
                                                  Name:    Arcinee Hovanessian
                                                  Title:   Director - Erste Bank
                                                           New York Branch


                                            By:   /S/ JOHN S. RUNNION
                                                  ------------------------------
                                                  Name:    John S. Runnion
                                                  Title:   Managing Director -
                                                           Erste Bank New York
                                                           Branch

                                            WILLIAM E. SIMON & SONS


                                            By:   /S/ DALE LESHAW
                                                  ------------------------------
                                                  Name:   Dale Leshaw
                                                  Title:  Principal